UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 10, 2005

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12025 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)

(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

SIGNATURE

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

TRW Automotive Holdings Corp. (the “Company”) and its wholly owned subsidiaries, TRW Automotive Inc. (“TAI”) and TRW Automotive Intermediate Holdings Corp. (“Intermediate”), and certain of the Company’s foreign subsidiaries are parties to a Fourth Amended and Restated Credit Agreement dated as of December 17, 2004 with the lenders party thereto and JPMorgan Chase Bank, as administrative agent, Bank of America, N.A. and Goldman Sachs Credit Partners L.P., as co-syndication agents, and Credit Suisse First Boston and The Bank of Nova Scotia, as co-documentation agents. The amended and restated credit agreement provides for $1.9 billion in senior secured credit facilities, consisting of (i) a 5-year $900.0 million Revolving Credit Facility (the “Revolving Credit Facility”), (ii) a 5-year $400.0 million Term Loan A Facility (the “Term Loan A”) and (iii) a 7.5-year $600.0 million Term Loan B Facility (the “Term Loan B”; combined with the Revolving Credit Facility and Term Loan A, the “Facilities”). The interest rates and other material terms relating to the Facilities are as set forth in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2004 reporting the entering into the amended and restated credit agreement.

On January 10, 2005, TAI drew down the entire principal on the Term Loan A and the Term Loan B and $200 million of the Revolving Credit Facility and used such proceeds, together with approximately $27 million of available cash on hand, in order to repay approximately $1.209 billion of existing senior secured credit facilities (consisting of Term Loan A-1 in the amount of $350 million, Term Loan D-1 in the amount of $794 million and Term Loan D-2 in the amount of approximately $65 million) and to pay interest along with certain fees and expenses related to the refinancing. The Company’s existing $300 million Term Loan E remains in place.

The Company intends to draw down on, and use proceeds from, the Revolving Credit Facility and the Company’s United States and European accounts receivables facilities (collectively, the “Liquidity Facilities”) to fund normal working capital needs from month to month in conjunction with available cash on hand. During any given month, the Company anticipates that it will draw as much as an aggregate of $400 million from the Liquidity Facilities. The Company intends to draw on the Company’s United States accounts receivables facility in the amount of approximately $120 million on or about January 11, 2005 and use the proceeds, together with available cash, to repay the $200 million draw on the Revolving Credit Facility referenced above. The amounts drawn under the Liquidity Facilities typically will be paid back throughout the month as cash from customers is received. The Company may then draw upon such facilities again for working capital purposes in the same or succeeding months . These borrowings reflect normal working capital utilization of liquidity.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: January 11, 2005	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer